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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of American Healthcorp, Inc. on Form S-8 of our report dated October 12, 1995, appearing in the Annual Report on Form 10-K of American Healthcorp, Inc. for the year ended August 31, 1995.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP


Nashville, Tennessee
May 23, 1996